SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported):  May 6, 2004

_________________

INTERCEPT, INC.
(Exact name of registrant as specified in its charter)

GEORGIA	01-14213	58-2237359
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3150 Holcomb Bridge Road, Suite 200 Norcross, Georgia	30071
(Address of Principal Executive Offices)	(Zip Code)

_________________

(Registrant’s telephone number, including area code):  (770) 248-9600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 7.   Financial Statements and Exhibits

(c)         Exhibits.

99.1       Letter from InterCept, Inc. to Media Billing, L.L.C. dated May 7, 2004.

Item 9.   Regulation FD Disclosure

        Response to Form 8-K filed by Penthouse International, Inc. on May 6, 2004

        As stated in a Current Report dated March 22, 2004, InterCept, Inc. (Nasdaq: ICPT) sold the outstanding member interests of Internet Billing Company, LLC (“iBill”) to Media Billing, L.L.C., a 99%-owned subsidiary of Penthouse International, Inc., on that date. On May 6, 2004, Penthouse International filed a Current Report on Form 8-K (the “Penthouse 8-K”) in which it referenced certain obligations of Media Billing and Dr. Luis Enrique Fernando Molina G. to InterCept. Attached as Exhibit 99.1 to this Current Report on Form 8-K is the form of a letter that InterCept is delivering today to Media Billing in response to the Penthouse 8-K. As part of the recording of the sale of the assets and liabilities of the iBill business, InterCept expects to reflect a reserve of approximately $3.8 million. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 7, 2004

INTERCEPT, INC. (Registrant)

By: /s/ G. Lynn Boggs G. Lynn Boggs President and Chief Operating Officer

EXHIBIT INDEX

99.1       Letter from InterCept, Inc. to Media Billing, L.L.C. dated May 7, 2004.